CRAiLAR TECHNOLOGIES, INC. REPORTS SECOND QUARTER RESULTS

Second Quarter Highlights:

  Adjusted EBITDA for Q2 2014 was a loss of $1.0 million

  Completes equipment installation to replace outsourced services

  Receives 2014-2015 customer forecasts in excess of plant capacity

Victoria B.C. (August 12, 2014) CRAiLAR Technologies Inc. ("CL" or the "Company") (TSXV: CL) (OTCQB: CRLRF), which produces and markets CRAiLAR® Flax fiber The Friendliest Fiber On The Planet™, today reported sales of $0.7 million and a net loss of $2.0 million or $0.04 per share for the Second Quarter ended June 28, 2014, which includes a non-cash derivative liability gain of $0.3 million. This compares with sales of $0.2 million and a net loss of $3.0 million or $0.07 per share for the Second Quarter 2013, which includes a non-cash inventory impairment charge of $0.5 million. The Company's Adjusted EBITDA for the Quarter was a loss of $1.0 million, a reduction of $0.5 million from Second Quarter 2013's Adjusted EBITDA loss of $1.5 million. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, see non-GAAP Financial Measures below.

During the Second Quarter, the Company continued to optimize its European production facility purchased in December 2013 as it produced and shipped high quality CRAiLAR Flax fiber. The Company completed the installation of equipment necessary for the final step in the CRAiLAR process in May. However, air quality issues and related worker welfare delayed operating the equipment until late in the Quarter which impacted production. This delay resulted in approximately $0.1 million of CRAiLAR Fiber to remain unshipped at the end of the Quarter. The new equipment is producing fiber superior to our outsourced fiber and as a consequence we received order forecasts for Q3 2014-2015 from two customers in excess of our plant's current capacity. The installation eliminates the cost of outsourcing the final step of our production process and the Company expects the internal cost to be substantially less.

The Company incurred $0.3 million of incremental costs outsourcing certain production steps (prior to installing the aforementioned equipment) and training new employees. Although inefficiencies were created while the plant was undergoing modification, supplying customers was viewed as critically important as filling orders is necessary to create future demand. Additional equipment designed to provide energy, feedstock, chemical, and labor efficiencies are scheduled for installation during the Third Quarter. Once installed, further cost and quality improvements are anticipated.

"We made substantial progress in the Second Quarter bringing all processing steps in-house and further improving the quality of our fibers. Production volumes were reduced as air quality challenges were managed but despite this challenge we more than doubled CRAiLAR fiber production in the First Quarter," stated Kenneth C. Barker, Chief Executive Officer. "Customer feedback continues to be positive and we are encouraged by forecasts that exceed our current capacity. Our focus this Quarter will be on increasing production volume, gross margin and fiber quality. We are hiring and training to support longer hours and additional equipment including a fiber cleaning installation."

Cash and cash equivalents and investments at June 28, 2014 were $0.5 million down from $1.2 million at December 31, 2013. The decrease in cash equivalents of $0.7 million resulted from $4.9 million of cash used in operations and $1.1 million of cash invested in property and equipment offset by $5.3 million of cash from financing activities from a private placement of equity of $3.1 million and $3.0 million from the IKEA working capital and equipment financing loan partially offset by loan pay-downs of $0.8 million.

Although capacity will be constrained by a customary three-week shutdown and equipment installation during the Third Quarter, the Company expects Third Quarter 2014 sales to double sales for the Second Quarter 2014.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") define and prescribe the conditions for use of certain non-GAAP financial information. We provide "EBITDA," which is a non-GAAP financial measure that consists of net income (loss) before (a) interest expense, (b) accretion expense, and (c) depreciation and amortization. "Adjusted EBITDA" further adjusts EBITDA to exclude stock-based compensation expense, facility commissioning expense, fair value adjustment derivative liabilities, gain on settlement of debt, gain on disposal of assets, impairment loss and rent inducement expense.

We believe that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflects an additional way of viewing aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliation to corresponding U.S. GAAP financial measures, provides a more complete understanding of factors and trends affecting our business and results of operations.

Our management uses EBITDA and Adjusted EBITDA as a measure of our Company's operating performance because it assists in comparing our operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating our capacity to fund capital expenditures and expand our business. We also believe that analysts and investors use these measures as supplemental measures to evaluate the overall operating performance of development stage companies. Additionally, we believe that lenders or potential lenders use EBITDA and Adjusted EBITDA to evaluate our ability to repay loans.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP and should not be relied upon to the exclusion of U.S. GAAP financial measures. Management strongly encourages investors to review our consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	For the thirteen weeks ended
	June 28,	June 29,
	2014	2013
Net loss	($1,965)	($3,032)
Interest expense, net	524	483
Accretion expense	175	-
Amortization and depreciation	158	303
EBITDA	(1,108)	(2,245)
Share-based compensation	378	480
Facility commissioning	251	207
Gain on settlement of debt	(234)	-
Gain on disposal of assets	-	(1)
Impairment loss on inventory	-	477
Rent inducement expense	-	37
Fair value adjustment to derivative liabilities	(264)	(408)
Adjusted EBITDA	($977)	($1,453)

Conference Call

A conference call to discuss the company's Second Quarter ended June 28, 2014 results is scheduled to begin at 2:00 pm Pacific Daylight Time (5:00 pm Eastern Daylight Time) on Tuesday, August 12, 2014. Participants may access the call by dialing 877-407-4176 (North America) or 201-689-8359 (international), 5 to 10 minutes before the call and ask for the CRAiLAR Technologies Inc. Second Quarter 2014 Conference Call. In addition, the call will be broadcast live over the Internet and accessible through website: http://public.viavid.com/index.php?id=110566. If you are unable to participate during the live call, an audio replay will be available until midnight on August 26, 2014 by dialing 877-870-5176 or 858-384-5517 for international callers, and entering pin number 13588917. A transcript will be available approximately 24 hours after the call on CRAiLAR's investor page.

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to IKEA, Georgia-Pacific, Tuscarora Yarns, Target Corp., Cone Mills Cotswold Industries and Kowa Company for commercial use, and to Levi Strauss & Co., Ashland, PVH Corp. and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

CRAiLAR Technologies Inc.
Consolidated Balance Sheets
(In Thousands US Dollars)
(Unaudited)
	June 28, 2014	December 28, 2013

ASSETS
Current
Cash and cash equivalents	$ 489	$ 1,193
Accounts receivable	1,152	223
Inventory	926	945
Prepaid expenses and deposits	756	291

	3,323	2,652

Deferred Debt Issuance Costs	1,271	1,442
Property and Equipment, net	18,069	17,240
Intangible Assets, net	155	156

	$ 22,818	$ 21,490

LIABILITIES
Current
Accounts payable	$ 2,597	$ 2,378
Accrued liabilities	1,364	2,342
Unearned revenue	264	248
Notes payable	-	477
Current portion of loans payable	587	634
Current portion of long term debt	105	-
Derivative liabilities	395	-

	5,312	6,079

Deferred Income Tax Liability	197	199
Loans Payable	477	551
Long Term Debt	19,619	16,675

	25,606	23,504

STOCKHOLDERS' DEFICIT
Capital Stock
Authorized: 100,000,000 common shares without par value
Issued and outstanding : 50,428,003 common shares	38,109	34,889
(December 28, 2013 - 47,806,031)
Additional Paid-in Capital	10,383	9,934
Accumulated Other Comprehensive Income	684	585
Deficit	(51,963)	(47,422)
	(2,788)	(2,014)

	$ 22,818	$ 21,490

CRAiLAR Technologies Inc.
Consolidated Statements of Operations
(In Thousands US Dollars)
(Unaudited)
	Thirteen-week period ended June 28, 2014	Thirteen- week period ended June 29, 2013

Revenues	$ 743	$ 182

Cost of sales
Materials and direct product production costs	685	201
Production facility overhead costs	77	163
Facility commissioning costs	251	207
Depreciation	132	257

	1,145	828

Gross loss	(402)	(646)

Expenses
Marketing and promotion	93	234
Amortization and depreciation	26	45
General and administrative	1,179	1,518

	1,298	1,797

Loss before other items	(1,700)	(2,443)

Other income (expenses)

Accretion expense	(175)	-
Gain on debt settlement	234	-
Research and development	(64)	(37)
Gain on disposal of assets	-	1
Interest	(524)	(483)
Write down of inventory	-	(477)
Fair value adjustment derivative liabilities	264	408

	(265)	(589)

Net loss	$ (1,965)	$ (3,032)

Other comprehensive income
Exchange differences on translating to presentation currency	(481)	525

Comprehensive loss	$ (2,446)	$ (2,507)

Net loss per share (basic and diluted)	$ (0.04)	$ (0.07)

Weighted average number of common shares outstanding	50,892,464	44,407,621

CRAiLAR Technologies Inc.
Consolidated Statements of Cash Flows
(In Thousands US Dollars)
(Unaudited)
	Period ended June 28, 2014	Period ended June 29, 2013

Cash flows used in operating activities
Net loss	$ (4,541)	$ (6,252)
Adjustments to reconcile net loss to net cash from operating activities
Accretion expense	437	-
Amortization and depreciation	286	587
Amortization of deferred debt issuance costs	171	177
Fair value adjustment of derivative liability	(264)	(482)
Gain on disposal of assets	-	(1)
Gain on settlements of debt	(234)	-
Rent	16	74
Stock-based compensation	448	1,035
Write down of inventory	-	874
Changes in working capital assets and liabilities
(Increase) decrease in accounts receivable	(929)	(102)
Decrease (increase) in inventory	19	(473)
(Increase) in prepaid expenses	(465)	(165)
Increase in accounts payable	333	441
Increase (decrease) in accrued liabilities	(217)	(94)

Net cash used in operating activities	(4,940)	(4,381)

Cash flows used in investing activities
Acquisition of property and equipment	(1,091)	(2,493)
Acquisition of intangible assets	(23)	(50)

Net cash flows used in investing activities	(1,114)	(2,542)

Cash flows from financing activities
Issuance of capital stock and warrants	3,148	193
Promissory notes payable	(661)	-
Loans payable	(125)	-
Proceeds from long term debt	2,984	-
Proceeds from convertible debenture	-	4,218
Deferred issuance costs for convertible debenture	-	(494)

Net cash flows from financing activities	5,346	3,917

Effect of exchange rate changes on cash and cash equivalents	3	723

Increase (decrease) in cash and cash equivalents	(705)	(2,283)
Cash and cash equivalents, beginning	1,193	2,877

Cash and cash equivalents, ending	$ 489	$ 594

SUPPLEMENTAL CASH FLOW INFORMATION
AND NON-CASH FINANCING AND INVESTING ACTIVITIES:
Cash paid for interest	$ 983	$ 277
Capital stock issued in settlement of accounts payable & accruals	$ 632	$ -
Capital stock issued as share issue costs	$ 221	$ -

For further information:

Investor Relations Contact:

Genesis Select Corp:
Budd Zuckerman,
bzuckerman@genesisselect.com,
303-415-0200;

Genesis Select Corp:
Jeffery Fowlds,
jfowlds@genesisselect.com,
303-415-0200,
ir@crailar.com